                                                                  Exhibit(h)(2)

                                   SCHEDULE A
                                     TO THE
                            ADMINISTRATION AGREEMENT


                                                                Dated as of:
                                                                August 13, 2008


For Services rendered, facilities furnished and expenses assumed, the Administrator shall be paid a fee of up to 0.20% of the average daily net assets of each of the following Funds:

Boston Trust Balanced Fund
Boston Trust Equity Fund
Boston Trust Small Cap Fund
Boston Trust Midcap Fund
Walden Social Balanced Fund
Walden Social Equity Fund
Walden Small Cap Innovations Fund



                                          CITI FUND SERVICES, OHIO, INC.
THE COVENTRY GROUP                        (F/K/A BISYS FUND SERVICES OHIO, INC.)

By:                                       By:
   ---------------------------------            ------------------------------

Name:  John Danko                         Name:   Fred Naddaff
     -------------------------------            ------------------------------

Title:   President                        Title:    President
      ------------------------------             -----------------------------